Exhibit 11.1

Consent of Independent Accounting Firm

Naqi Logix Inc.

Vancouver, British Columbia

We consent to the use in this Annual Report Pursuant to Regulation A of the Securities Act of 1933, Form 1-K of our report dated October 31, 2023 relating to the financial statements of Naqi Logix Inc. (the "Company") for the year ended June 30, 2023, appearing in the Form 1-K.  Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Dale Matheson Carr-Hilton LLP

Dale Matheson Carr-Hilton LLP

Vancouver, British Columbia

October 31, 2023